UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

STURM, RUGER & COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

BERETTA HOLDING S.A. MICHAEL CHRISTODOLOU WILLIAM F. DETWILER MARK W. DEYOUNG FREDRICK DISANTO
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Beretta Holding S.A. (“Beretta Holding”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Beretta Holding’s slate of director nominees at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”).

Item 1: On March 31, 2026, Beretta Holding’s counsel sent the following letter to the Company’s counsel:

March 31, 2026

White & Case LLP
1221 Avenue of the Americans
New York, New York 10020

Attention: Richard M. Brand

Re: Response to Sturm, Ruger & Company, Inc.’s letter dated March 28, 2026

Dear Richard,

We are writing to you on behalf of our client, Beretta Holding S.A. (“Beretta Holding”), in response to the letter from the Board of Directors (the “Board”) of Sturm, Ruger & Company, Inc. (“Ruger” or the “Company”) received on March 28, 2026. Our client is deeply dismayed that the Board chose to reject its request to waive the “poison pill” rights plan that the Board adopted on October 14, 2025, which as the Board is aware, is a necessary step for Beretta Holding to proceed with its cash tender offer to Ruger’s shareholders, representing a significant premium to the Company’s unaffected share price. Our client believes Ruger’s refusal to allow shareholders to decide for themselves is indefensible.

Beretta Holding’s read of the Company’s response makes it clear that this Board is more concerned with protecting itself than in positioning the Company for future success and delivering maximum value for the Company’s shareholders. The contrast between our respective clients’ differing approaches to Ruger’s future is stark and should be alarming for the Company’s shareholders and key stakeholders. Beretta Holding has taken concrete steps to be more strongly aligned with the Company’s shareholders by offering to pay a premium to invest alongside them, while the legacy Board members have had decades to align themselves with shareholders, but have squandered this opportunity and failed to do so, all while collecting millions in exorbitant board fees. Ruger’s shareholders deserve better.

If anyone at Ruger has exerted disproportionate influence, it’s the entrenched legacy members of the Board who remain firmly planted in control of all matters despite the so-called Board “refreshment” strategy. The Board has been apt to oft-repeat its misconceived notion of Beretta Holding’s increased ownership as “creeping control.” There is a saying for the type of control exerted by underperforming, overly-tenured, misaligned, legacy board members -- entrenched, value-destructive control. The Board has not earned the right to make these key decisions on behalf of the Company’s shareholders, and the Board’s track record demonstrates precisely why.

The Board dismissively referred to our client’s $44.80 per share offer as a “modest premium.” Yet, apart from an initial increase in response to the announcement of Beretta Holding’s investment in Ruger, the Company’s share price has not traded at that level since July 2024, almost 20 months ago. Without Beretta Holding’s public investment first announced in September 2025, the Company’s share price would almost certainly be materially lower today, making our client’s $44.80 offer price all the more attractive. The market’s positive reaction to Beretta Holding’s offer should have made it clear to the Board what shareholders want. Yet the Board brazenly stands in the way of their ability to decide for themselves what they prefer for their investment and the future of Ruger.

Our client is confident that its global distribution capabilities, operational expertise, and deep understanding of the firearms market create opportunities to enhance Ruger’s strategic positioning and long-term growth potential. We believe the Company’s shareholders comprehend this as well. The question is whether this Board will finally act in their interest or continue to obstruct.

Beretta Holding has significant concerns and skepticism regarding the sincerity of the Board’s purported “willingness to engage.” After all, it was the Board who just recently suspended all discussions with our client. How can our client trust that the Board is not seeking a meeting with our client just to publicly use it against Beretta Holding to serve the Board’s own interest? Fool my client once, shame on you. Fool my client twice, shame on us. We won’t let that happen. The Board is in no position to make demands regarding the parameters of such a meeting when the Board is the one who egregiously breached confidence, trust and the letter of an agreement. Apparently, your client seems to have also forgotten that shareholders are the owners of the Company, not the Board. At this time, our client has no faith that the proposed meeting is anything more than an attempt to delay and further obfuscate.

Beretta Holding continues to be willing to engage, but not as a fool’s errand. We understand that a meeting has been arranged to be held in New York on April 9th.

In the meantime, our client is actively exploring all of its litigation options against the Board and its members, and expressly reserves all rights and waives none. Beretta Holding will not hesitate to take whatever actions are necessary to protect shareholder interests, including moving quickly to sue in the event that the Board’s offer to discuss terms is revealed as illusory and lacking any real substance.

Best regards,

/s/ Andrew Freedman

Andrew Freedman, Esq.
Olshan Frome Wolosky LLP

Item 2: Also on March 31, 2026, Beretta Holding issued the following press release:

Beretta Holding’s Counsel Sends Letter to Ruger Board Following the Rejection of Exemption from Shareholder Rights Plan

Highlights That Board is More Concerned With Protecting Itself Than Positioning the Company for Future Success and Delivering Maximum Value for Shareholders

Believes Market’s Positive Reaction Should Have Made It Clear to the Board What Shareholders Want

Underscores Entrenched Legacy Board Members Maintain Control Despite Board “Refreshment” Strategy

Confirms Meeting of Principals on April 9th in Continued Effort to Work Constructively Toward Resolution

LUXEMBOURG--(BUSINESS WIRE)--Beretta Holding S.A. (“Beretta Holding” or “we”), a family-owned group leading the global premium light firearms, optics and ammunition industry and the largest shareholder of Sturm, Ruger & Company, Inc. (“Ruger” or the “Company”), with 9.95% ownership of the Company’s outstanding common stock, today sent a letter to Ruger’s Board of Directors (the “Board”) in response to the Board’s letter, received on March 28, rejecting Beretta Holding’s exemption from the shareholder rights plan.

Beretta Holding remains disappointed and surprised by the incumbent Board’s behavior and continued resistance to an increased investment that would further align Beretta Holding with all shareholders. The tender offer was at a significant premium at purchase price of $44.80 per share in cash, representing a premium of approximately 20% to the 60-day volume-weighted average price ending on March 24, 2026. The Board has now stood in the way of its shareholders and their ability to decide for themselves.

We remain steadfast in our view that Beretta Holding’s investment and the potential for value creation through a strategic investment will be value creating for all shareholders. While we are willing to attend a meeting with a view to a constructive resolution, we remain skeptical of the Board’s intentions and will continue to explore all of our legal alternatives.

About Beretta Holding S.A.

With roots dating back to 1526, Beretta Holding is a global family-owned industrial group operating through more than 50 subsidiaries and over 20 internationally recognized brands, with a strong manufacturing footprint in Europe and the United States supporting defense, law enforcement, hunting and shooting sports markets.

Important Additional Information and Where to Find It

The potential tender offer described above has not yet commenced. This communication is for informational purposes only and does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell shares of common stock, $1 par value per share (the “Common Stock”), of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”). If the tender offer is commenced, Beretta Holding S.A. (“Beretta Holding”) and/or one or more affiliates thereof will file a tender offer statement and related materials with the Securities and Exchange Commission (the “SEC”), and the Company will file a solicitation/recommendation statement with respect to such tender offer with the SEC.

STOCKHOLDERS OF THE COMPANY ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. IF THE TENDER OFFER IS COMMENCED, THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, IF THE TENDER OFFER IS COMMENCED, THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS THAT ARE FILED BY BERETTA HOLDING WITH THE SEC WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF THE COMPANY FREE OF CHARGE FROM THE INFORMATION AGENT FOR THE TENDER OFFER.

Beretta Holding intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the SEC to be used to solicit votes for the election of Beretta Holding’s slate of highly qualified director nominees at the 2026 annual meeting of stockholders of the Company.

BERETTA HOLDING STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

Certain Information Concerning the Participants

The participants in the proxy solicitation are anticipated to be Beretta Holding, William F. Detwiler, Mark DeYoung, Fredrick DiSanto and Michael Christodolou.

As of the date hereof, Beretta Holding directly beneficially owns 1,587,000 shares of Common Stock. As of the date hereof, Messrs. Detwiler, DeYoung, DiSanto and Christodolou do not beneficially own any shares of Common Stock. As one of the most experienced operators in the global firearms industry, Beretta Holding’s only other interest in connection with its investment in the Company at the present is to seek to partner with the Company in order to improve performance and deliver sustainable long-term value for all stockholders, employees and customers.

Forward-Looking Statements

This release may contain certain “forward-looking statements,” many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Beretta Holding. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Forward-looking statements in this document include, without limitation, statements regarding the planned completion of the offer. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: statements regarding the anticipated benefits of the transaction; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; the percentage of the Company’s stockholders tendering their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees and customers; stockholder litigation in connection with the transaction resulting in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in the tender offer documents that would be filed by Beretta Holding if the tender offer is commenced and the Solicitation/Recommendation Statement that would be filed by the Company. Beretta Holding does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this release are qualified in their entirety by this cautionary statement.

Contacts

For Media:
Longacre Square Partners
beretta@longacresquare.com

For Investors:
Saratoga Proxy Consulting LLC
John Ferguson, 212-257-1311
info@saratogaproxy.com

Item 3: Beretta Holding posted the following material to www.ReloadRuger.com:

Reload Ruger

Our Nominees Resources FAQ Contact

Beretta Holding is Ruger's largest shareholder and one of the most experienced operators in the global firearms industry with a 500-year history.

Despite our repeated efforts to engage constructively with Ruger's Board on ways to strengthen performance, oversight and governance, we have been met with defensiveness rather than dialogue.

That is why we have made the decision to nominate four highly qualified and independent candidates for election to the Board at the upcoming 2026 Annual Meeting.

BERETTA
HOLDING
READ OUR SHAREHOLDER LETTER
ABOUT BERETTA HOLDING

WE WANT TO HEAR FROM YOU

Please anonymously submit your views about Ruger.

Enter your message here.

SUBMIT

STAY UPDATED

Enter your name and email address to receive important updates:

Enter your name

Enter your email

SUBMIT

INVESTOR CONTACT

Saratoga Proxy Consulting LLC
info@saratogaproxy.com

MEDIA CONTACT

Longacre Square Partners
Beretta@longacresquare.com

Reload Ruger

Our Nominees Resources FAQ Contact

Resources

Important Materials

Beretta Holding Letter to Ruger Board of Directors Regarding All-Cash, Premium Partial Tender Offer
3.25.26

Beretta Holding Letter to Ruger Shareholders
3.19.26

Press Releases

Beretta Holding Sends Letter to the Ruger Board of Directors Regarding All-Cash, Premium Partial Tender Offer
3.25.26 BUSINESS WIRE

Beretta Holding Sends Letter to Ruger Shareholders Highlighting the Urgent Need for Boardroom Change
3.19.26 BUSINESS WIRE

Beretta Holding Responds to Ruger's Blatantly False and Misleading Statements
3.10.26 BUSINESS WIRE

Beretta Holding Comments on Ruger's Disappointing Q4 and FY 2025 Results
3.5.26 BUSINESS WIRE

Beretta Holding Nominates Four Highly Qualified, Independent Director Candidates to Ruger Board of Directors
2.26.26 BUSINESS WIRE

Media Coverage

Beretta takes aim at rival gunmaker Sturm Ruger with threat of proxy fight
1.13.26 FINANCIAL TIMES

Important Filings

Schedule 13D/A
3.31.26 SEC

Schedule 13D/A
3.25.26 SEC

Schedule 13D/A
2.26.26 SEC

Schedule 13D/A
12.1.25 SEC

Schedule 13D/A
10.2.25 SEC

Schedule 13D
9.22.25 SEC

WE WANT TO HEAR FROM YOU

Please anonymously submit your views about Ruger.

Enter your message here.

SUBMIT

STAY UPDATED

Enter your name and email address to receive important updates:

Enter your name

Enter your email

SUBMIT

INVESTOR CONTACT

MEDIA CONTACT

Reload Ruger
Our Nominees Resources FAQ Contact

FAQ

Who is Beretta Holding?

Beretta Holding operates more than 20 brands and over 50 subsidiaries globally. Beretta Holding is a family-owned group leading the global premium light firearms, optics and ammunition industry and the largest shareholder of Sturm, Ruger & Company, Inc. ("Ruger" or the "Company"), with 9.95% ownership of the Company's outstanding common stock.

Is Beretta Holding a competitor to Ruger?

We do not consider Beretta Holding to be a direct competitor of Ruger within the U.S. market. The majority of our sales in the U.S. are focused on shotguns and related products, as well as ammunition and optics. While we also offer rifles and pistols, these categories represent a relatively minor portion of our U.S. business. Furthermore, within the rifle and pistol segments, our Group's products are positioned differently from those offered by Ruger, and as such, we are not direct competitors in these areas.

Why have you launched a proxy fight?

From the outset, we have pursued a constructive and substantive dialogue focused on enhancing strategy, financial performance, capital allocation, and governance. We have repeatedly requested meaningful engagement and opportunities to collaboratively explore solutions that could enhance long-term shareholder value.

What do your nominees bring to the Board? Why 4 Nominees?

Our nominees possess operating, capital allocation, industry, capital allocation and public company governance expertise. They are well-equipped to strengthen oversight, introduce fresh perspectives and help ensure that the Company is positioned to deliver value for shareholders. Four nominees on a board of nine amounts to meaningful change but it is not control of the board.

Do the hiring of the CEO and recent board refreshment indicate strong governance and oversight?

We believe the incumbent directors who recruited and appointed the current CEO have demonstrated an ongoing inability to provide effective oversight and strategic direction. This is the same Board leadership that presided over a decade of sustained underperformance and approved executive compensation structures that failed to align pay with long-term value creation. While recent leadership changes and incremental board refreshment are acknowledged, these actions appear reactive rather than strategic. In our view, the issues are systemic not episodic and incremental adjustments at this stage amount to remediation after the fact rather than proactive stewardship.

WE WANT TO HEAR FROM YOU

Please anonymously submit your views about Ruger.

Enter your message here.

SUBMIT

STAY UPDATED

Enter your name and email address to receive important updates:

Enter your name

Enter your email

SUBMIT

INVESTOR CONTACT

Saratoga Proxy Consulting LLC

info@saratogaproxy.com

MEDIA CONTACT

Longacre Square Partners

Beretta@longacresquare.com

Reload Ruger

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The potential tender offer described above has not yet commenced. This communication is for informational purposes only and does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell shares of common stock, $1 par value per share (the “Common Stock”), of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”). If the tender offer is commenced, Beretta Holding S.A. (“Beretta Holding”) and/or one or more affiliates thereof will file a tender offer statement and related materials with the Securities and Exchange Commission (the “SEC”), and the Company will file a solicitation/recommendation statement with respect to such tender offer with the SEC.

STOCKHOLDERS OF THE COMPANY ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. IF THE TENDER OFFER IS COMMENCED, THE TENDER OFFER STATEMENT (INCLUDING THE RELATED EXHIBITS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, IF THE TENDER OFFER IS COMMENCED, THE TENDER OFFER STATEMENT AND OTHER DOCUMENTS THAT ARE FILED BY BERETTA HOLDING WITH THE SEC WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF THE COMPANY FREE OF CHARGE FROM THE INFORMATION AGENT FOR THE TENDER OFFER.

Beretta Holding intends to file a preliminary proxy statement and accompanying WHITE universal proxy card with the SEC to be used to solicit votes for the election of Beretta Holding’s slate of highly qualified director nominees at the 2026 annual meeting of stockholders of the Company.

BERETTA HOLDING STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants in the proxy solicitation are anticipated to be Beretta Holding, William F. Detwiler, Mark DeYoung, Fredrick DiSanto and Michael Christodolou.

As of the date hereof, Beretta Holding directly beneficially owns 1,587,000 shares of Common Stock. As of the date hereof, Messrs. Detwiler, DeYoung, DiSanto and Christodolou do not beneficially own any shares of Common Stock. As one of the most experienced operators in the global firearms industry, Beretta Holding’s only other interest in connection with its investment in the Company at the present is to seek to partner with the Company in order to improve performance and deliver sustainable long-term value for all stockholders, employees and customers.